EXHIBIT 10.85 1. 11-8-2022 SEAGEN INC. GLOBAL STOCK OPTION GRANT NOTICE (AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN) Seagen Inc. (the “Company”), pursuant to its Amended and Restated 2007 Equity Incentive Plan (the “Plan”), hereby awards to Optionee an option to purchase Shares set forth below (the “Option”). The Option is subject to all of the terms and conditions as set forth herein and in the Plan and the Global Stock Option Agreement (including any additional terms and conditions for Optionee’s country set forth in the attached appendix (the “Appendix”)), both of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Global Stock Option Agreement, as applicable. Except as otherwise explicitly provided herein, in the event of any conflict between the terms in the Global Stock Option Agreement and the Plan, the terms of the Plan shall control. Optionee: [●] Date of Grant: [●] Vesting Commencement Date: Performance Vesting Date Number of Shares Subject to Option: [●] Type of Option: NSO Exercise Price per Share: $[●] Expiration Date: [●] This Option will expire ten (10) years from the Date of Grant, unless sooner terminated or canceled in accordance with the provisions of the Plan. This means that (subject to the continuing service requirement set forth in Section 2 of the Global Stock Option Agreement and subject to earlier termination upon certain other events as set forth in the Plan) this Option must be exercised, if at all, on or before the Expiration Date. If this Option expires on a stock exchange holiday or weekend day, this Option will expire on the last trading day prior to the holiday or weekend. Optionee shall be solely responsible for exercising this Option, if at all, prior to its Expiration Date. The Company shall have no obligation to notify Optionee of this Option’s expiration. Vesting Schedule: Subject to Section 2 of the Global Stock Option Agreement, Optionee shall vest in and earn the right to exercise this Option upon satisfaction of both the performance-vesting and time-vesting conditions as follows: Performance-Vesting: The Option shall performance vest when (x) the closing price of a Share, as quoted on the Nasdaq Global Select Market, for (1) at least fifty (50) trading days in any period of sixty (60) consecutive trading days (the “50 Trading Day Condition”) and (2) at least fifteen (15) trading days within a single open trading window as applicable for directors and the executive leadership team members (the “Open Window Condition”) or (y) the price paid for a share of the Company’s common stock in any transaction constituting a Change of Control (as defined in Optionee’s employment agreement) (a “Change of Control Transaction”) is equal to or greater than the following amounts: (i) [●] at $[●] per share, (ii) [●] at $[●] per share, (iii) [●] at $[●] per share,

2. 11-8-2022 (iv) [●] at $[●] per share, and (v) [●] at $[●] per share. (as applicable, the “Performance Vesting Date”). The 50 Trading Day Condition and the Open Window Condition with respect to any stock price hurdle may be satisfied separately, within different periods of trading days (i.e., the Open Window Condition need not be met in the 60 consecutive trading days in which the 50 Trading Day Condition is satisfied). To the extent that the price payable for a share of the Company’s common stock in a Change of Control Transaction is less than $[●] per share, the performance vesting condition shall also be deemed satisfied as to that number of additional Option determined by mathematical interpolation between (x) the highest stock price hurdle actually achieved and (y) the next highest stock price hurdle, based on the actual per share price paid in such Change of Control Transaction. In the event that the performance vesting condition is not met with respect to any portion of the Option on or prior to the earlier of (1) December 31, 2028 and (2) a Change of Control, such portion of the Option will be forfeited; provided, that if a hurdle price has been hit for at least one (1) trading day prior to December 31, 2028, then the period for achievement of such performance vesting condition hurdle price shall remain open for an additional fifty-nine (59) trading days after December 31, 2028 (and if not achieved during those additional fifty-nine (59) trading days, shall then be forfeited). Time-Vesting: With respect to any portion of the Option that performance vests, such portion of the Option will time vest as follows: (i) one-third (1/3) upon the applicable Performance Vesting Date, (ii) one-third (1/3) on the nine-month anniversary of the applicable Performance Vesting Date, and (iii) one-third (1/3) on the 18-month anniversary of the applicable Performance Vesting Date, in each case subject to continued employment with the Company through the applicable time vesting date; provided, however, that any stock price hurdles that are met after the signing of a transaction that will constitute a Change of Control will apply as follows: (1) if such Change of Control does occur, then upon the closing of such Change of Control Transaction the time vesting will be deemed to have occurred pursuant to the standard time vesting schedule above and (2) if such Change of Control does not occur, then on the date of the termination of the definitive agreement evidencing such transaction (a) one-third (1/3) upon such date, (b) one-third (1/3) upon the nine (9) month anniversary of such date and (c) one-third (1/3) upon the eighteen (18) month anniversary of such date; in each case subject to continued employment with the Company through the applicable time vesting date. Notwithstanding the foregoing, vesting shall terminate upon Optionee’s Termination of Employment. Additional Terms/Acknowledgements: Optionee acknowledges receipt of, and understands and agrees to, this Global Stock Option Grant Notice, the Global Stock Option Agreement (including the Appendix) and the Plan. Optionee also acknowledges receipt of the Prospectus for the Plan. Optionee further acknowledges that as of the Date of Grant, this Global Stock Option Grant Notice, the Global Stock Option Agreement (including the Appendix) and the Plan set forth the entire understanding between Optionee and the Company regarding the Option and supersede

3. 11-8-2022 all prior oral and written agreements on that subject, with the exception of any arrangement that would provide for vesting acceleration of the Option upon the terms and conditions set forth therein. Optionee’s electronic acceptance shall signify Optionee’s execution of this Global Stock Option Grant Notice and understanding that this Option is granted and governed under the terms and conditions set forth herein. SEAGEN INC. Jean I. Liu Chief Legal Officer **PLEASE PRINT AND RETAIN THIS AGREEMENT FOR YOUR RECORDS**

4. 11-8-2022 SEAGEN INC. AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN GLOBAL STOCK OPTION AGREEMENT Pursuant to the Global Stock Option Grant Notice (“Grant Notice”) and this Global Stock Option Agreement, including any additional terms and conditions for Optionee’s country set forth in the appendix attached hereto (this “Agreement”), Seagen Inc. (the “Company”) has awarded Optionee the option to purchase Shares (the “Option”) under its Amended and Restated 2007 Equity Incentive Plan (the “Plan”). The Option is granted to Optionee effective as of the Date of Grant set forth in the Grant Notice for this Option. This Agreement shall be deemed to be agreed to by the Company and Optionee upon Optionee’s execution of the Grant Notice to which it is attached. Capitalized terms not explicitly defined in this Agreement shall have the same meanings given to them in the Plan or the Grant Notice, as applicable. Except as otherwise explicitly provided herein, in the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan shall control. The details of the Option, in addition to those set forth in the Grant Notice and the Plan, are as follows. 1. GRANT OF THE OPTION. This Option is granted under and pursuant to the Plan and is subject to each and all of the provisions thereof. Except as otherwise provided herein, Optionee will not be required to make any payment to the Company with respect to Optionee’s receipt of the Option, the vesting of the Shares or the delivery of the Shares to be issued in respect of the Option. 2. VESTING AND EXERCISE OF OPTION. (a) Subject to the limitations contained herein, the Option will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that Optionee has not incurred a Termination of Employment before the vesting date set forth in the Grant Notice. Upon Optionee’s Termination of Employment, the Options that are not vested on the date of such Termination of Employment will be forfeited at no cost to the Company and Optionee will have no further right, title or interest in the Shares to be issued in respect of the Option. (b) By accepting the grant of this Option, Optionee acknowledges and agrees that the terms set forth in this Section 2 supersede any contrary terms regarding the vesting of this Option set forth in any notice or other communication that Optionee receives from, or that is displayed by, E*TRADE or other third party designated by the Company. This Option may be exercised in whole or in part. (c) For purposes of the Option, Optionee’s Termination of Employment will be considered to be (regardless of the reason of termination, whether or not later found to be invalid

5. 11-8-2022 or in breach of employment or other laws or rules in the jurisdiction where Optionee is providing services or the terms of Optionee’s employment or service agreement, if any) effective as of the date that Optionee ceases to actively provide services to the Company or any Affiliate and will not be extended by any notice period (e.g., employment or service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or other laws in the jurisdiction where Optionee is employed or providing services or the terms of Optionee’s employment or service agreement, if any). The Company shall have exclusive discretion to determine when Optionee is no longer actively employed or providing services for purposes of the Plan (including whether Optionee still may be considered to be providing services while on a leave of absence). (d) Notwithstanding the foregoing or anything in this Agreement to the contrary, in the event of Optionee’s Termination of Employment as a result of Optionee’s Disability, the time-vesting and exercisability of this Option shall accelerate such that the portion of this Option that previously performance-vested but was not time-vested shall become time- vested and exercisable as to an additional twelve (12) months, effective as of the date of such Termination of Employment, to the extent that this Option is outstanding on such date. (The portion of this Option that was not performance-vested on Optionee’s Termination of Employment shall be forfeited.) (e) Notwithstanding the foregoing or anything in this Agreement to the contrary, in the event of Optionee’s Termination of Employment as a result of Optionee’s death, the portion of this Option that previously performance-vested but was not time-vested shall accelerate and time-vest and become exercisable in full, effective as of the date of such Termination of Employment, to the extent that this Option is outstanding on such date. (The portion of this Option that was not performance-vested on Optionee’s Termination of Employment shall be forfeited.) 3. EXERCISE MECHANICS. This Option may be exercised by delivering to the Stock Plan Administrator at the Company’s head office a written or electronic notice stating the number of Shares as to which the Option is exercised or by any other method the Committee has approved. The notice must be accompanied by the payment of the full Option exercise price of such Shares. Exercise shall not be deemed to have occurred unless and until Optionee has delivered to the Company (or its authorized representative) an approved notice of exercise, full payment of the exercise price for the Shares being exercised and payment of any applicable withholding taxes in accordance with Section 12 below. Payment of the Option exercise price may be in cash (including check or wire transfer); through an approved cashless-brokered exercise program, with Shares (subject to the Company’s discretion to withhold approval for such payment method at any time); to the extent this Option is a Nonstatutory Stock Option, through a cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate fair market value that does not exceed the aggregate exercise price, provided the Company shall accept a cash or other payment from Optionee to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued; or a combination thereof to the extent permissible under Applicable Law; provided, however, that any permitted method of payment shall be in strict compliance with all procedural rules established by the Committee.

6. 11-8-2022 4. TERMINATION OF EMPLOYMENT. All rights of Optionee in this Option, to the extent that it has not previously become vested and been exercised, shall terminate upon Optionee’s Termination of Employment except as set forth in Section 2 and this Section 4. The portion of the Option that relates to any Shares that were unvested and unexercisable as of the date of Optionee’s Termination of Employment shall terminate and expire effective immediately upon such date. With respect to the vested and exercisable portion of the Option, such portion shall be exercisable as set forth under this Section 4 below; provided, however, that in no event may an Option be exercised, even as to vested and otherwise exercisable Shares, after the Expiration Date set forth in the Grant Notice. (i) In the event of Termination of Employment other than as a result of Optionee's death, Disability or Retirement (as defined below), Optionee shall have three months from the date of such Termination of Employment to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Termination of Employment; provided, however, that (A) if during any part of such three month period, the Option is not exercisable because the issuance of the Shares would violate the registration requirements under the Securities Act (or other applicable securities laws in the case of Optionees not subject to U.S. securities laws), the Option shall not expire until the Option shall have been exercisable for an aggregate of three months after the date of Termination of Employment (but in no event may the Option be exercised more than one year after the date of Termination of Employment), and (B) if on the date of such Termination of Employment, the Shares issued upon exercise of the Option may not be sold because Optionee has material nonpublic information regarding the Company or is otherwise subject to a trading blackout period under the Company’s Insider Trading Policy, the Option shall not expire until the five month period following the date of Termination of Employment has elapsed; (ii) In the event of Termination of Employment as a result of Optionee’s Disability, Optionee shall have 12 months from the date of such Termination of Employment to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Termination of Employment; (iii) In the event of Termination of Employment as a result of Optionee’s death or in the event of Optionee’s death within 30 days following Optionee’s Termination of Employment, Optionee’s estate, any person who acquired the right to exercise the Option by bequest or inheritance, or any person designated to exercise the Option upon Optionee’s death shall have 12 months following Optionee’s death to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Optionee’s death; [(iv) In the event of Termination of Employment without Cause or due to a Constructive Termination, the exercisability of any outstanding, vested portion of this Option shall be per the terms of Optionee’s employment agreement with the Company;] and ([i]v) In the event of Termination of Employment as a result of Optionee’s Retirement (as defined below), Optionee shall have 12 months from the date of such Termination of

7. 11-8-2022 Employment to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Termination of Employment. For purposes of the Option, Optionee will be considered to experience a Termination of Employment (regardless of the reason of termination, whether or not later found to be invalid or in breach of employment or other laws or rules in the jurisdiction where Optionee is providing services or the terms of Optionee’s employment or service agreement, if any) effective as of the date that Optionee ceases to actively provide services to the Company or any Affiliate and will not be extended by any notice period (e.g., employment or service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or other laws in the jurisdiction where Optionee is employed or providing services or the terms of Optionee’s employment or service agreement, if any). The Company shall have exclusive discretion to determine when Optionee is no longer actively employed or providing services for purposes of the Plan (including whether Optionee still may be considered to be providing services while on a leave of absence). “Retirement” means Optionee’s voluntary Termination of Employment, other than as a result of Optionee’s death, Disability or Termination of Employment for Cause, after the attainment of age 55, provided that Optionee has been an Employee for at least ten years and the combination of Optionee’s age and his or her length of service as an Employee together is equal to at least 65. For clarity, (1) if Optionee has a Termination of Employment at age 55 and has been an Employee for less than 10 years, such Termination of Employment will not constitute Retirement and (2) if Optionee has a Termination of Employment at age 65 and has been an Employee for less than ten years, such Termination of Employment will not constitute Retirement. Notwithstanding anything to the contrary in the Agreement, if the Company receives a legal opinion that there has been a legal judgment and/or legal development in Optionee’s jurisdiction that likely would result in the favorable treatment (i.e., 12 month exercise period from the date of Termination of Employment) that applies to the Option in the event of Optionee’s Retirement being deemed unlawful and/or discriminatory, the provisions of the Agreement regarding the treatment of the Option in the event of Optionee’s Retirement shall not be applicable to Optionee. 5. FORFEITURE OF OPTION NOT TIMELY ACCEPTED. The Option is conditioned upon Optionee’s electronic acceptance of the Option, as set forth in the Grant Notice. Notwithstanding the foregoing or anything in this Agreement to the contrary, if Optionee fails to accept the Option prior to the vesting dates set forth in the Grant Notice, the portion of the Option that otherwise would have vested on each such date will be forfeited at no cost to the Company, and Optionee will have no further right, title or interest in such portion. In the event of Optionee’s Termination of Employment as a result of Optionee’s death or Disability prior to acceptance of the Option, the Company will deem the Option as being accepted. 6. NUMBER OF SHARES. (a) The number of Shares subject to the Option may be adjusted from time to time for changes in capitalization, as provided in Section 13 of the Plan.

8. 11-8-2022 (b) Any additional Shares that become subject to the Option pursuant to this Section 6 shall be subject, in a manner determined by the Administrator, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Shares covered by the Option. (c) Notwithstanding the provisions of this Section 6, no fractional Shares or rights for fractional Shares shall be created pursuant to this Section 6. The Administrator shall, in its discretion, determine an equivalent benefit for any fractional Shares or fractional Shares that might be created by the adjustments referred to in this Section 6. 7. COMPLIANCE WITH APPLICABLE LAWS. Optionee may not be issued any Shares in respect of the Option unless either (i) such Shares are registered under the Securities Act (or other applicable securities laws in the case of optionees not subject to U.S. securities laws); or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act (or other applicable securities laws in the case of optionees not subject to U.S. securities laws). The Option also must comply with other applicable laws and regulations governing the Option and the issuance of Shares thereunder, and Optionee will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations. Optionee represents and warrants that Optionee (a) has been furnished with a copy of the prospectus for the Plan and all information deemed necessary to evaluate the merits and risks of receipt of the Option, (b) has had the opportunity to ask questions concerning the information received about the Option and the Company, and (c) has been given the opportunity to obtain any information Optionee deems necessary to verify the accuracy of any information obtained concerning the Option and the Company. 8. TRANSFER RESTRICTIONS. The Option is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, Optionee agrees not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the Shares subject to the Option until such Shares are issued to Optionee in accordance with this Agreement. After such Shares have been issued to Optionee, Optionee is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such Shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. 9. DIVIDENDS. Optionee shall receive no benefit or adjustment to the Option with respect to any cash dividend, stock dividend or other distribution that does not result from a change in capitalization as provided in Section 13 of the Plan; provided, however, that this sentence shall not apply with respect to any Shares that are delivered to Optionee in connection with the Option after such Shares have been delivered to Optionee. 10. OPTION NOT A SERVICE CONTRACT. (a) Nothing in this Agreement (including, but not limited to, the vesting of the Option pursuant to the schedule set forth in the Grant Notice or the issuance of the Shares in respect of the Option), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon Optionee any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by

9. 11-8-2022 the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company or an Affiliate of the right to terminate Optionee’s employment without regard to any future vesting opportunity that Optionee may have. (b) By accepting this Option, Optionee acknowledges and agrees that the right to continue vesting in the Option pursuant to the schedule set forth in the Grant Notice is earned only by continuing as an employee, director or consultant of the Company or Affiliate, as applicable (not through the act of being hired, being granted this Option or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). Optionee further acknowledges and agrees that such a reorganization could result in Optionee’s Termination of Employment, or the termination of Affiliate status of Optionee’s employer and the loss of benefits available to Optionee under this Agreement, including but not limited to, the termination of the right to continue vesting in the Option. Optionee further acknowledges and agrees that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with Optionee’s right or the Company’s right to terminate Optionee’s service at any time, with or without cause and with or without notice. 11. NATURE OF GRANT. By accepting the Option, Optionee acknowledges, understands and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan; (b) the Option grant is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Option grants (whether on the same or different terms), or benefits in lieu of an Option, even if an Option has been granted in the past; (c) all decisions with respect to future Option grants or other grants, if any, will be at the sole discretion of the Company; (d) Optionee is voluntarily participating in the Plan; (e) this Option and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation; (f) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

10. 11-8-2022 (g) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from Optionee’s Termination of Employment (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Optionee is employed or rendering services or the terms of Optionee’s employment agreement, if any); (h) unless otherwise provided herein, in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; (i) unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service Optionee may provide as a director of an Affiliate; (j) if the underlying Shares do not increase in value after the grant date, the Option will have no value; (k) if the Option vests and Optionee is issued Shares, the value of such Shares may increase or decrease in value following the date the Shares are issued; even below the Exercise Price on the date the Option is granted to Optionee; (l) the Option and the Shares subject to the Option, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of- service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments; and (m) the Option and the Shares subject to the Option, and the income and value of same, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating Optionee’s benefits under any benefit plan sponsored by the Company, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s benefit plans. 12. TAX OBLIGATIONS. (a) By accepting this Option, Optionee acknowledges that, regardless of any action the Company or Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social security, fringe benefit tax, payroll tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to Optionee (“Tax- Related Items”), the ultimate liability for all Tax-Related Items is and remains Optionee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Optionee further acknowledges that the Company and/or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including the grant, vesting or exercise of this Option, the

11. 11-8-2022 subsequent sale of Shares acquired pursuant to such exercise and receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms or the grant or any aspect of this Option to reduce or eliminate Optionee’s liability for Tax-Related Items. If Optionee fails to make satisfactory arrangements for the payment of any required Tax-Related Items hereunder at the time of the applicable taxable event, Optionee acknowledges and agrees that the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares. (b) In connection with any relevant taxable or tax withholding event, as applicable, Optionee agrees to make adequate arrangements satisfactory to the Company or the Employer to satisfy all Tax-Related Items. In this regard, Optionee authorizes the Company and the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items, if any, by withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company and/or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under Applicable Laws, the Company may (but shall not be obligated to): (1) sell or arrange for the sale of Shares that Optionee acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Shares to meet the withholding obligation for Tax-Related Items. In addition, Optionee shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Optionee’s participation in the Plan or Optionee’s purchase of Shares that cannot be satisfied by the means previously described, and if Optionee does not otherwise so pay the Company or the Employer, then the Company or the Employer may withhold amounts from Optionee’s cash compensation to satisfy such withholding obligation. (c) Further, depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable statutory rates or other applicable withholding rates, including the maximum rates applicable in Optionee’s jurisdiction, in which case Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares, for tax purposes, Optionee will be deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. (d) The Company may refuse to honor the exercise and refuse to deliver the Shares if Optionee fails to comply with Optionee’s obligations in connection with the Tax-Related Items (including if Optionee’s cash compensation is not sufficient to satisfy such obligations). 13. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan, or Optionee’s acquisition or sale of the underlying Shares. Optionee is hereby advised to consult with Optionee’s own personal tax, financial and/or legal advisors regarding the consequences of accepting the Option and by signing the Grant Notice, Optionee has agreed that Optionee has done so or knowingly and voluntarily declined to do so. 14. OTHER DOCUMENTS. Optionee hereby acknowledges receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, Optionee acknowledges receipt of the Company’s policy on trading in Company securities permitting employees to sell Shares

12. 11-8-2022 only during certain “window” periods and the Company’s Insider Trading Policy, in effect from time to time. 15. NOTICES; ELECTRONIC DELIVERY AND ACCEPTANCE. Any notices provided for in the Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Optionee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Optionee at the last address Optionee provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and the Option by electronic means or to request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company, the Agent or another third party designated by the Company and agree notice shall be provided upon posting to Optionee’s electronic account held by the Company, the Agent or another third party designated by the Company. Optionee hereby acknowledges that delivery, execution and acceptance of this or any other such documents by electronic means constitutes valid and effective delivery, execution and acceptance and shall be legally effective to create a valid and binding agreement. 16. CLAWBACK/RECOUPMENT. This Option will be subject to recoupment, rescission, payback, cancelation or other action, in each case, in accordance with (i) any clawback policy adopted by the Company (whether such policy is adopted on or after the date of this Agreement or required under applicable law) providing for the recovery of Awards, Shares, proceeds, or payments to Optionee in the event of fraud or as required by applicable law or governance considerations or in other similar circumstances and (ii) any such other clawback, recovery or recoupment provisions set forth in an individual written agreement between the Company and Optionee. No recovery of compensation under such a clawback policy will be an event giving rise to Optionee’s right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, the Company. 17. MISCELLANEOUS. (a) The rights and obligations of the Company under the Option shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. (b) Optionee agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Option. (c) Optionee acknowledges and agrees that Optionee has reviewed the Option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Option, and fully understand all provisions of the Option. (d) Optionee acknowledges and agrees that the Company shall not be liable for any exchange rate fluctuation between Optionee’s local currency and the United States Dollar that

13. 11-8-2022 may affect the value of the Option or of any amounts due to Optionee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise. (e) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. (f) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company. 18. GOVERNING PLAN DOCUMENT. The Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein, in the event of any conflict between the provisions of the Option and those of the Plan, the provisions of the Plan shall control. 19. ENTIRE AGREEMENT. The Plan, this Agreement and the Grant Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, with the exception of any arrangement that would provide for vesting acceleration of this Option upon the terms and conditions set forth therein. 20. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid. 21. DATA PRIVACY. To participate in the Plan, Optionee will need to review the information provided in this Section and, where applicable, declare Optionee’s consent to the processing of personal data by the Company and third parties noted below. (a) EEA+ Controller and Representative. If Optionee are based in the European Union (“EU”), the European Economic Area, Switzerland or, if and when the United Kingdom leaves the European Union, the United Kingdom (collectively “EEA+”), Optionee should note that the Company, with its registered address at 21823 30th Drive SE Bothell, Washington 98021, United States of America, is the controller responsible for the processing of Optionee’s personal data in connection with the Agreement and the Plan. The Company’s representative in the EU is Seagen Netherlands B.V., located at Evert van de Beekstraat 1, -140 1118CL Schiphol, Netherlands with office phone: +31 207 99 15 60. (b) Data Collection and Usage. In connection with the administration of the Plan, the Company collects, processes, uses and transfers certain personally-identifiable information about Optionee, which may include Optionee’s name, home address and telephone

14. 11-8-2022 number, email address, date of birth, social insurance, passport number or other identification number, salary, nationality, job title, details of all Options or any other entitlement to Shares awarded, canceled, exercised, settled, vested, unvested or outstanding in Optionee’s favor and additional similar or related data, which the Company receives from Optionee’s or the entity that employs Optionee (“Personal Data”). Specifically, the Company collects, processes and uses Personal Data for the purposes of performing its contractual obligations under this Agreement, implementing, administering and managing Optionee’s participation in the Plan and facilitating compliance with applicable tax and securities law. If Optionee is based in the EEA+, the legal basis, where required, for the processing of Personal Data by the Company is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the EEA+, and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+. If Optionee is based outside of the EEA+, the legal basis, where required, for the processing of Data by the Company is Optionee’s consent, as further described below. (c) Stock Plan Administration Service Providers. The Company transfers Personal Data to E*TRADE Corporate Financial Services, Inc., and E*TRADE Securities LLC (collectively, “E*TRADE”) and certain of its affiliated companies and successors (the “Stock Plan Provider”), an independent service provider which assists the Company with the implementation, administration and management of the Plan, including providing ancillary services related to stock plan administration. The Company may select a different service provider or additional service providers and share Personal Data with such other provider serving in a similar manner. The processing of Personal Data will take place through both electronic and non-electronic means. Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering and operating the Plan, including providing ancillary services related to stock plan administration. Optionee may be asked to agree on separate terms and data processing practices with the Stock Plan Provider, with such agreement being a condition to the ability to participate in the Plan. (d) International Data Transfers. The Company and the Stock Plan Provider are based in the United States. The country where Optionee lives may have different data privacy laws and protections than the United States. In particular, the United States does not have the same level of protections for personal data as countries in the EEA+. The European Commission requires U.S. companies to protect personal data leaving the EEA+ by implementing safeguards such as the Standard Contractual Clauses adopted by the EU Commission. If Optionee is based in the EEA+, Personal Data will be transferred from the EEA+ to the Company and onward from the Company to the Stock Plan Provider, or if applicable, another service provider, based on the EU Standard Contractual Clauses. Optionee may request a copy of the Standard Contractual Clauses by contacting dataprotection@seagen.com. If Optionee is based in a jurisdiction outside of the EEA+, Personal Data will be transferred from Optionee’s jurisdiction to the Company and onward from the Company to the Stock Plan

15. 11-8-2022 Provider, or if applicable, another service provider, based on Optionee’s consent, as further described in (h) below. (e) Data Retention. The Company will use Personal Data only as long as necessary to implement, administer and manage Optionee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs Personal Data for any of these purposes, the Company will remove it from its systems. (f) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Optionee is providing the consents herein on a purely voluntary basis. Optionee may withdraw his or her consent at any time, with future effect and for any or no reason. If Optionee does not consent, or if Optionee later seeks to withdraw his or her consent, Optionee’s salary from or employment or service relationship with Optionee’s Employer will not be affected. The only consequence of denying or withdrawing consent is that the Company would not be able to grant the Option to Optionee under the Plan or administer or maintain Optionee’s participation in the Plan. If Optionee withdraws his or her consent, the Company will stop processing Optionee’s Personal Data for the purposes stated in section (b) above unless to the extent necessary to comply with tax or other legal obligations in connection with the Option granted before Optionee withdrew his or her consent. (g) Data Subject Rights. Optionee may have a number of rights under data privacy laws in Optionee’s jurisdiction. Subject to the conditions set out in the applicable law and depending on where Optionee is based, such rights may include the right to (i) request access to, or copies of, Personal Data processed by the Company, (ii) rectification of incorrect Personal Data, (iii) deletion of Personal Data, (iv) restrict the processing of Personal Data, (v) object to the processing of Personal Data for legitimate interests, (vi) portability of Personal Data, (vii) lodge complaints with competent authorities in Optionee’s jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding these rights or to exercise these rights, Optionee can contact dataprotection@seagen.com. (h) Necessary Disclosure of Personal Data. Optionee understands that providing the Company with Personal Data is necessary for the performance of this Agreement and that Optionee’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and would affect Optionee’s ability to participate in the Plan. (i) Declaration of Consent (if Optionee is outside the EEA+). By clicking on the “I accept” button on the Acknowledge Grant screen on the stock plan administration site, Optionee is declaring that Optionee unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s Personal Data, as described above and in any other grant materials, by and among, as applicable, the entity that employs Optionee, the Company, any Affiliate and any service provider involved in stock plan administration including but not limited to the Stock Plan Provider for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan, including providing ancillary services related to stock plan administration. Optionee understands that Optionee may, at any time, refuse or

16. 11-8-2022 withdraw the consents herein, in any case without cost, by contacting in writing the Seagen Inc. Director of Privacy Law. If Optionee does not consent or later seek to revoke Optionee’s consent, Optionee’s employment status or service with the entity that employs Optionee will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant this Option or any other equity award to Optionee or administer or maintain such awards. Therefore, Optionee understands that refusing or withdrawing consent will affect Optionee’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, Optionee should contact the Company’s Stock Plan Administrator. 22. INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS. Optionee acknowledges that, depending on Optionee’s country, Optionee may be subject to insider trading restrictions and/or market abuse laws, which may affect Optionee’s ability to acquire or sell the Shares or rights to the Shares under the Plan during such times as Optionee is considered to have “inside information” regarding the Company (as defined by the laws in Optionee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Optionee acknowledges that it is Optionee’s responsibility to comply with any applicable restrictions, and Optionee is advised to speak to Optionee’s personal advisor on this matter. 23. FOREIGN ASSET/ACCOUNT AND TAX REPORTING, EXCHANGE CONTROLS. Optionee’s country may have certain foreign asset, account and/or tax reporting requirements and exchange controls which may affect Optionee’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Optionee’s country. Optionee understands that Optionee may be required to report such accounts, assets or transactions to the tax or other authorities in Optionee’s country. Optionee also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to Optionee’s country through a designated bank or broker and/or within a certain time after receipt. In addition, Optionee may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. Optionee acknowledges that Optionee is responsible for complying with all such requirements, and that Optionee should consult personal legal and tax advisors, as applicable, to ensure compliance. 24. WAIVER. Optionee acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement. 25. LANGUAGE. Optionee acknowledges that Optionee is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Optionee to understand the terms and conditions of this Agreement. If Optionee has received this Agreement, or any other document related to this Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 26. APPENDIX. Notwithstanding any provisions in this Agreement to the contrary, the Option shall be subject to the additional terms and conditions for Optionee’s country set forth in

17. 11-8-2022 the Appendix. Moreover, if Optionee transfers residence and/or employment to another country reflected in the Appendix, the terms and conditions for such country will apply to Optionee to the extent the Company determines in its sole discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement. 27. GOVERNING LAW/VENUE. The interpretation, performance and enforcement of this Agreement will be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules. For purposes of any action, lawsuit or other proceedings brought due to Optionee’s participation in the Plan, relating to it, or arising from it, Optionee hereby submits to and consents to the sole and exclusive jurisdiction of the United States District Court for the Southern District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in a New York state court in the County of New York), and no other courts, where this Option is granted and/or to be performed. 28. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 29. AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Optionee and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Administrator by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to Optionee, and provided that no such amendment materially adversely affecting Optionee’s rights hereunder may be made without Optionee’s written consent, except as otherwise provided in the Plan. Without limiting the foregoing, the Administrator reserves the right to change, by written notice to Optionee and without Optionee’s prior written consent, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant to facilitate compliance with applicable laws or regulations or any future law, regulation, ruling, or judicial decision.

18. 11-8-2022 SEAGEN INC. APPENDIX TO GLOBAL STOCK OPTION AGREEMENT Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or in the Agreement. Terms and Conditions This Appendix includes additional terms and conditions that govern this Option if Optionee resides and/or works in one of the countries listed below. If Optionee is a citizen or resident of a country other than the one in which the Optionee is currently residing and/or working, transfer employment and/or residency to another country after the Option is granted, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions herein will apply to Optionee. Notifications This Appendix also includes information regarding exchange controls and certain other issues of which Optionee should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Optionee not rely on the information in this Appendix as the only source of information relating to the consequences of Optionee’s participation in the Plan because the information may be out of date at the time that Optionee acquires Shares or sells Shares acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to Optionee’s particular situation and the Company is not in a position to assure him or her of any particular result. Accordingly, Optionee acknowledges that Optionee should seek appropriate professional advice as to how the relevant laws in Optionee’s country may apply to Optionee’s situation. Finally, Optionee acknowledges that if Optionee is a citizen or resident of a country other than the one in which Optionee is currently residing and/or working, transfers employment and/or residency to another country after the Option is granted, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Optionee.

19. 11-8-2022 AUSTRIA Notifications Exchange Control Information. If Optionee holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, Optionee may be subject to reporting obligations to the Austrian National Bank. If the value of the Shares meets or exceeds a certain threshold, Optionee must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter. In all other cases, an annual reporting obligation applies and the report has to be filed as of December 31 on or before January 31 of the following year using the form P2. Where the cash amount held outside of Austria meets or exceeds a certain threshold, monthly reporting obligations apply as explained in the next paragraph. In connection with the sale of Shares or receipt any cash dividends, Optionee may have exchange control obligations if Optionee holds the cash proceeds outside of Austria. If the transaction volume of all of Optionee’s accounts abroad meets or exceeds a certain threshold, Optionee must report to the Austrian National Bank the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen). BELGIUM Terms and Conditions Timing of Acceptance. Optionee agrees that he or she will not accept the Option until a date that is on or after the 61st day on which it is offered to Optionee. The date of offer is the date on which the Company communicates the material terms (i.e., the Exercise Price and number of Shares subject to the Option) to Optionee. Any acceptance inadvertently given by Optionee before the 61st day following the offer date shall be considered effective as of the 61st day following the offer date. Notifications Foreign Asset / Account Reporting. Belgian residents are required to report any security (e.g., Shares acquired under the Plan) or bank account established outside of Belgium on their annual tax return. In a separate report, Belgian residents are also required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium. Belgian residents should consult with their personal tax advisors to determine their personal reporting obligations. Annual Securities Accounts Tax. If the value of securities held in a Belgian or foreign securities account exceeds €1 million, a new “annual securities account tax” applies. Belgian residents should consult with their personal tax advisor regarding the new tax.

20. 11-8-2022 CANADA Terms and Conditions Method of Payment. Notwithstanding Section 3 of the Agreement, Optionee is prohibited from paying the exercise price applicable to this Option using Shares or by a cashless “net exercise” arrangement. IMPORTANT ACKNOWLEDGMENT. In accepting this Option, Optionee acknowledges that Optionee has received a copy of the Plan and the Agreement and reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. OPTIONEE FURTHER SPECIFICALLY ACKNOWLEDGES THAT OPTIONEE HAS READ AND EXPRESSLY ACCEPTS SECTION 4 (TERMINATION OF EMPLOYMENT) OF THIS AGREEMENT, AS AMENDED BY THE FOLLOWING APPENDIX PROVISION: Termination of Employment. This provision replaces the fifth paragraph of Section 4 of the Agreement: For purposes of the Option, and notwithstanding anything to the contrary in the Agreement or the Plan, Optionee will be deemed to experience a Termination of Employment (and Optionee’s right to vest in the Option will terminate effective as of) the date that is the earlier of: (1) the date Optionee ceases to be an Employee or Consultant; (2) the date on which Optionee receives written notice of termination; or (3) the date Optionee is no longer actively providing services to the Company or any other Affiliate (except where such inactive service results from a leave of absence that is required to be provided to Optionee under Applicable Law), and in each case: (i) regardless of the reason of such cessation or termination; (ii) whether or not such cessation or termination is (or is later found to be) unlawful, or invalid, or in breach of Applicable Laws (including, but not limited to, employment-related statutory and/or common and/or civil law, or other laws or rules in the jurisdiction where Optionee is providing services), or in breach of the terms of Optionee’s employment or service agreement, if any. For clarity, in each case, such date will be determined regardless of (and will not be extended by) any notice period or severance period or period of “garden leave” or period of reasonable notice or period covered by compensation/indemnity/damages in lieu of reasonable notice, or any similar period to which Optionee claims to be entitled, whether mandated under Applicable Laws (including, but not limited to, employment-related statutory law and/or common

21. 11-8-2022 law and/or civil law), or claimed by Optionee under the terms of Optionee’s employment or service agreement (if any), or claimed by Optionee on any other basis whatsoever. The Administrator shall have exclusive discretion to determine when Optionee ceases to be an Employee or Consultant or is no longer actively employed for purposes of Optionee’s participation in the Plan (including whether Optionee may still be considered to be providing services while on a leave of absence that is not required to be provided to Optionee under Applicable Law). Data Privacy. This provision supplements Section 21 of the Agreement: Optionee hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Optionee further authorizes the Company, the Employer and/or any other Affiliate to disclose and discuss such information with their advisors. Optionee also authorizes the Company, the Employer and/or any other Affiliate to record such information and to keep such information in Optionee’s employee file. Notifications Securities Law Information. Optionee understands that Optionee is permitted to sell Shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares acquired pursuant to the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares are listed, and the Company is not a reporting issuer in any jurisdiction of Canada at the time of sale. Foreign Asset/Account Reporting Information. Specified Foreign property, including Options, Shares acquired under the Plan and other rights to receive shares of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the specified foreign property exceeds C$100,000 at any time during the year. Thus, if the C$100,000 cost threshold is exceeded by other foreign specified property held by the individual, the award of this Option must be reported (generally at a nil cost). For purposes of such reporting, Shares acquired under the Plan may be reported at their adjusted cost basis. The adjusted cost basis of a Share is generally equal to the fair market value of such Share at the time of acquisition; however, if Optionee owns other Shares (e.g., acquired under other circumstances or at another time), the adjusted cost basis may have to be averaged with the adjusted cost bases of the other Shares. Optionee should consult with his or her personal tax advisor to determine the applicable reporting requirements. DENMARK Terms and Conditions Danish Stock Option Act. By accepting this Option, Optionee acknowledges that Optionee received an Employer Statement, translated into Danish, which is being provided to comply with the Danish Stock Option Act.

22. 11-8-2022 Notifications Foreign Asset/Account Reporting Information. If Optionee establishes an account holding shares or cash outside of Denmark, Optionee must report the account to the Danish Tax Administration. The form which should be used to make the report can be obtained from a local bank.

23. 11-8-2022 SPECIAL NOTICE FOR EMPLOYEES IN DENMARK EMPLOYER STATEMENT Pursuant to Section 3(1) of the Act on Stock Options in employment relations, as amended January 1, 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding the stock options granted to you by Seagen Inc. (the “Company”) under the Seagen Inc. Amended and Restated 2007 Equity Incentive Plan (the “Plan”) in a written statement. This statement contains information applicable to Optionee’s participation in the Plan, as required under the Stock Option Act, while the other terms and conditions of Optionee’s stock options (“Options”) are described in detail in the Plan and the Stock Option Agreement (the “Agreement”), both of which have been made available to you. Capitalized terms used but not defined herein shall have the same meanings given to them in the Plan or the Agreement, as applicable. Section 1 of the Stock Option Act provides that the Stock Option Act only applies to employees. Employees are defined in section 2 of the Stock Option Act as persons who receive remuneration for their personal services in an employment relationship. Persons, including managers, who are not regarded as employees under the Stock Option Act, will not be subject to the Stock Option Act. If you are not an employee within the meaning of the Stock Option Act, the Company therefore has no obligation to issue an employer information statement to you and you will not be able to rely on this statement for legal purposes, since only the terms and conditions set out in the Plan apply. 1. Date of grant The date of grant of Optionee’s Options is the date that the Administrator approved a grant for you and determined it would be effective, which is set forth in the Agreement. 2. Terms or conditions for Option grant The grant of Options under the Plan is made at the sole discretion of the Company. Employees, Directors and Consultants of the Company and its Affiliates, are eligible to receive grants under the Plan. The Administrator has broad discretion to determine who will receive Options and to set the terms and conditions of the Options. The Company may decide, in its sole discretion, not to make any grants of Options to you in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future grants of Options. 3. Exercise date or period The options will vest and become exercisable over a period of time (as set forth in the Agreement), subject to Optionee’s continuous employment through the applicable vesting date and other conditions set forth in the Plan and Agreement, and subject to Section 5 of this statement. 4. Exercise Price

24. 11-8-2022 During the exercise period, the Options can be exercised to purchase shares of common stock of the Company at a price per share not less than the fair market value of the stock on the date the Option is granted, as determined in accordance with the Plan. 5. Your rights upon termination of employment Subject to the provisions below regarding accelerated vesting and post-termination exercise in certain circumstances, vesting will cease upon Optionee’s Termination of Employment and the Options that were not vested and exercised on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such Options or the Shares underlying such Option. Notwithstanding the foregoing or anything in the Agreement to the contrary, in the event of Optionee’s Termination of Employment as a result of Optionee’s Disability, the vesting and exercisability of the Option shall accelerate such that the Option shall become vested and exercisable as to an additional twelve (12) months, effective as of the date of such Termination of Employment, to the extent that the Option is outstanding on such date. Notwithstanding the foregoing or anything in this Agreement to the contrary, in the event of Optionee’s Termination of Employment as a result of Optionee’s death, this Option (and all other Seagen Inc. stock options granted to Optionee that do not have performance or milestone vesting conditions) shall accelerate and vest and become exercisable in full, effective as of the date of such Termination of Employment, to the extent that this Option is outstanding on such date. The portion of the Option that relates to any Shares that were unvested and unexercisable as of the date of Optionee’s Termination of Employment shall terminate and expire effective immediately upon such date. With respect to the vested and exercisable portion of the Option, such portion shall be exercisable as set forth below; provided, however, that in no event may an Option be exercised, even as to vested and otherwise exercisable Shares, after the Expiration Date: (i) In the event of Termination of Employment other than as a result of Optionee’s death, Disability or Retirement (as defined below), Optionee shall have three months from the date of such Termination of Employment to exercise the Option as to the shares subject to the Option that were vested and exercisable as of the date of Termination of Employment; provided, however, that (A) if during any part of such three month period, the Option is not exercisable because the issuance of the shares would violate the registration requirements under the Securities Act (or other applicable securities laws in the case of Optionees not subject to U.S. securities laws), the Option shall not expire until the Option shall have been exercisable for an aggregate of three months after the date of Termination of Employment (but in no event may the Option be exercised more than one year after the date of Termination of Employment), and (B) if during any part of such three month period, the shares issued upon exercise of the Option may not be sold because Optionee has material nonpublic information regarding the Company or is otherwise subject to a trading blackout period under the Company’s Insider Trading

25. 11-8-2022 Policy, the Option shall not expire until Optionee shall have had an aggregate of three months after the date of Termination of Employment during which Optionee can sell the Shares without being subject to such restrictions arising under insider trading laws or Company policy (but in no event may the Option be exercised more than one year after the date of Termination of Employment); (ii) In the event of Termination of Employment as a result of Optionee’s Disability, Optionee shall have 12 months from the date of such Termination of Employment to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Termination of Employment; (iii) In the event of Termination of Employment as a result of Optionee’s death or in the event of Optionee’s death within 30 days following Optionee’s Termination of Employment, Optionee’s estate, any person who acquired the right to exercise the Option by bequest or inheritance, or any person designated to exercise the Option upon Optionee’s death shall have 12 months following Optionee’s death to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Optionee’s death; and (iv) In the event of Termination of Employment as a result of Optionee’s Retirement (as defined below), Optionee shall have 12 months from the date of such Termination of Employment to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Termination of Employment. Notwithstanding the above, in no event may an Option be exercised, even as to vested and otherwise exercisable Shares, after the Expiration Date 6. Financial aspects of participating in the Plan The grant of stock options has no immediate financial consequences for you. The value of the options is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary. Shares of stock are financial instruments and investing in stock will always have financial risk. The future value of Company shares is unknown and cannot be predicted with certainty. Seagen Inc. 21823 - 30th Drive S.E. Bothell, Washington 98021 U.S.A.

26. 11-8-2022 SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK ARBEJDSGIVERERKLÆRING I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold som ændret 1. januar 2019 ("Aktieoptionsloven") er du berettiget til i en skriftlig erklæring at modtage følgende oplysninger om de aktieoptioner, som du modtager fra Seagen Inc. (“Selskabet”) i henhold til Seagen Inc.'s "Amended and Restated 2007 Equity Incentive Plan" ("Ordningen"). Denne erklæring indeholder de oplysninger, der i henhold til Aktieoptionsloven gælder for Optionsmodtagerens deltagelse i Ordningen, mens de øvrige vilkår og betingelser for Optionsmodtagerens aktieoptioner ("Optioner") er nærmere beskrevet i Ordningen og i Aktieoptionsaftalen ("Aftalen"), som begge er udleveret til dig. Begreber, der står med stort begyndelsesbogstav i denne arbejdsgivererklæring, men som ikke er defineret heri, har den i Ordningen eller Aftalen anførte betydning. I henhold til Aktieoptionslovens § 1 finder loven kun anvendelse for lønmodtagere. Lønmodtagere er defineret i Aktieoptionslovens § 2 som personer, der modtager vederlag for personligt arbejde i tjenesteforhold. Personer, herunder direktører, som ikke anses for at være lønmodtagere i Aktieoptionslovens forstand, er ikke omfattet af Aktieoptionsloven. Hvis du ikke er lønmodtager i Aktieoptionslovens forstand, er Selskabet derfor ikke forpligtet til at udstede en arbejdsgivererklæring til dig, og du vil ikke i juridisk henseende kunne henholde dig til denne arbejdsgivererklæring, da det alene er bestemmelserne i Ordningen, der er gældende. 1. Tildelingstidspunkt Tidspunktet for tildelingen af Optionsmodtagerens Optioner er den dag, hvor Administratoren godkendte tildelingen og besluttede, at den skulle træde i kraft. Tidspunktet fremgår af Aftalen. 2. Vilkår og betingelser for Optionstildelingen Tildelingen af Optioner i henhold til Ordningen sker efter Selskabets eget skøn. Tildeling kan i henhold til Ordningen ske til Medarbejdere, Bestyrelsesmedlemmer og Konsulenter i Selskabet og dets Tilknyttede Selskaber. Administratoren har vide beføjelser til at bestemme, hvem der skal modtage Optioner og på hvilke vilkår. Selskabet kan efter eget skøn vælge fremover ikke at tildele dig nogen Optioner. I henhold til bestemmelserne i Ordningen og Aftalen har du ikke hverken ret til eller krav på fremover at få tildelt Optioner. 3. Udnyttelsesdato eller -periode Optionerne modnes over en periode (som anført i Aftalen), forudsat at Optionsmodtageren fortsat er ansat på modningsdatoen, og at de øvrige betingelser i Ordningen og i Aftalen er opfyldt, dog med forbehold for pkt. 5 nedenfor. 4. Udnyttelseskurs

27. 11-8-2022 I udnyttelsesperioden kan Optionerne udnyttes til køb af ordinære aktier i Selskabet til en kurs, der som minimum svarer til markedskursen på tidspunktet for tildelingen af Optionen, som opgjort i henhold til Ordningen. 5. Din retsstilling i forbindelse med fratræden Med forbehold for bestemmelserne nedenfor vedrørende fremskyndet modning og udnyttelse efter ansættelsesforholdets ophør vil modningen ophøre ved Optionsmodtagerens Fratrædelse, og de Optioner, som ikke er modnet og udnyttet på dette tidspunkt, bortfalder uden omkostninger for Selskabet, og du vil ikke længere have ret eller adkomst til disse Optioner eller til de bagvedliggende Aktier. Uanset ovenstående og Aftalens øvrige bestemmelser gælder, at såfremt Optionsmodtageren Fratræder som følge af Optionsmodtagerens Uarbejdsdygtighed, fremskyndes modningen af Optionen, således at Optionen modnes, som om Optionsmodtageren havde været ansat i en periode på yderligere tolv (12) måneder fra Fratrædelsesdatoen, såfremt Optionen endnu ikke er modnet på dette tidspunkt. Uanset ovenstående og Aftalens øvrige bestemmelser gælder, at såfremt Optionsmodtageren Fratræder som følge af Optionsmodtagerens død, fremskyndes fult modningen af Optionen (og alle andre Seagen Inc.-aktieenheder, der er tildelt dig, og som ikke har præstations- eller milepælsvilkår), således at Optionen modnes, såfremt Optionen endnu ikke er modnet på dette tidspunkt. Den andel af Optionen, der vedrører Aktier, som ikke var modnet på Fratrædelsesdatoen, bortfalder og udløber med øjeblikkelig virkning pr. denne dato. Med hensyn til den modnede andel af Optionen kan denne udnyttes som anført nedenfor. Dog kan en Option aldrig udnyttes efter Udløbsdatoen, heller ikke til køb af Aktier, der er modnet eller i øvrigt kan udnyttes: (i) Ved Fratrædelse af andre grunde end Optionsmodtagerens død, Uarbejdsdygtighed eller Pensionering (som defineret nedenfor) kan Optionsmodtageren inden for en frist på tre måneder fra Fratrædelsesdatoen udnytte Optionen for de aktier, der er modnet pr. Fratrædelsesdatoen. Dog gælder, at (A) hvis Optionen ikke kan udnyttes inden for tremåneders fristen, fordi udstedelse af aktierne vil være i strid med registreringskravene i den amerikanske Securities Act (eller tilsvarende lovgivning for Optionsmodtagere, der ikke er omfattet af den amerikanske værdipapirlovgivning), udløber Optionen først, når den har kunne udnyttes i tre måneder efter Fratrædelsesdatoen (idet Optionen dog i intet tilfælde kan udnyttes senere end et år efter Fratrædelsesdatoen), og (B) hvis aktierne udstedt ved udnyttelse af Optionen ikke må sælges inden for tremåneders fristen, fordi Optionsmodtageren er i besiddelse af væsentlige, ikke-offentliggjorte oplysninger om Selskabet, eller i øvrigt er omfattet af et handelsforbud i henhold til Selskabets Politik for Insiderhandel, udløber Optionen først, når Optionsmodtageren har haft i alt tre måneder efter Fratrædelsesdatoen til at sælge Aktierne uden at være omfattet af sådanne restriktioner i medfør af lovgivningen om insiderhandel eller Selskabets politik (dog kan Optionen i intet tilfælde udnyttes senere end et år efter Fratrædelsesdatoen).

28. 11-8-2022 (ii) Ved Fratrædelse som følge af Optionsmodtagerens Uarbejdsdygtighed har Optionsmodtageren en frist på 12 måneder efter Fratrædelsesdatoen til at udnytte Optionen for de Aktier, der er modnet pr. Fratrædelsesdatoen. (iii) Ved Fratrædelse som følge af Optionsmodtagerens død eller i tilfælde af Optionsmodtagerens død inden for 30 dage efter Fratrædelsesdatoen har Optionsmodtagerens bo eller den person, som har arvet retten til at udnytte Optionen, eller den person, som er udpeget til at udnytte Optionen ved Optionsmodtagerens død, en frist på 12 måneder efter dødsfaldet til at udnytte Optionen for de Aktier, der er modnet pr. dødsdatoen, og (iv) Ved Fratrædelse som følge af Optionsmodtagerens Pensionering (som defineret nedenfor) har Optionsmodtageren en frist på 12 måneder efter Fratrædelsesdatoen til at udnytte Optionen for de Aktier, der er modnet pr. Fratrædelsesdatoen. Uanset ovennævnte kan en Option aldrig udnyttes efter Udløbsdatoen, heller ikke til køb af Aktier, der er modnet eller i øvrigt kan udnyttes. 6. Økonomiske aspekter ved deltagelse i Ordningen Tildelingen af aktieoptioner har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af optionerne indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser. Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af Selskabets aktier kendes ikke og kan ikke forudsiges med sikkerhed. Seagen Inc. 21823 - 30th Drive S.E. Bothell, Washington 98021 U.S.A.

29. 11-8-2022 FINLAND There are no country-specific provisions. FRANCE Terms and Conditions Non-Qualified Award. This Option is not intended to qualify for special tax and social security treatment applicable to Options granted under Sections L.225-177 to L.225-186 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended. Consent to Receive Information in English. By accepting this Option, Optionee confirms having read and understood the Plan and the Stock Option Agreement which were provided in the English language. Optionee accepts the terms of those documents accordingly. Consentement Relatif à la Langue Utilisée. En acceptant l’attribution de l’option, vous confirmez avoir lu et compris le Plan et ce Contrat, qui ont été communiqués en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause. Notifications Foreign Asset/Account Reporting Information. If Optionee holds cash or Shares outside of France or maintain a foreign bank or foreign bank or brokerage account (including accounts that were opened and closed during the tax year), Optionee is required to report such assets and accounts to the French tax authorities on an annual basis on a specified form together with Optionee’s income tax return. Failure to complete this reporting can trigger significant penalties. GERMANY Notifications Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of Shares or the receipt of dividends, if any), the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically and the form of report ("Allgemeine Meldeportal Statistik") can be accessed via the Bundesbank's website (www.bundesbank.de), in both German and English. Optionee is responsible for making this report. Foreign Asset/Account Reporting Information. If Optionee’s acquisition of Shares acquired under the Plan leads to a so-called qualified participation at any point during the calendar year, Optionee may need to report the acquisition when Optionee files his or her tax return for the relevant year. A qualified participation is attained if (i) the value of the Shares exceeds €150,000, or (ii) in the unlikely event that Optionee holds Shares exceeding 10% of the Company’s share

30. 11-8-2022 capital. However, if the Shares are listed on a recognized U.S. stock exchange and Optionee owns less than 1% of the Company, this requirement will not apply to Optionee. ITALY Terms and Conditions Method of Payment. The following provision supplements Section 3 of the Agreement: Due to local regulatory requirements, Optionee understands that Optionee will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, Optionee understands that Optionee must instruct the Plan broker to: (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the exercise price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to Optionee. Optionee will not be permitted to hold Shares after exercise. Depending upon the development of laws and Optionee’s status as a national of a country other than Italy, the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cash exercises, cashless sell-to-cover exercises or any other method of exercise and payment of Tax-Related Items permitted under the Plan. Plan Document Acknowledgment. In accepting the Option, Optionee acknowledges that Optionee has received a copy of the Plan and the Agreement and reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement. Optionee further acknowledges that Optionee has read and specifically and expressly approves the following sections of the Agreement and this Appendix: Section 11. Nature of Grant; Section 12. Tax Obligations; Section 20. Severability; Section 21. Data Privacy; Section 25. Language; Section 27. Governing Law/Venue; and Section 28. Imposition of Other Requirements. Notifications Foreign Asset/Account Reporting Information. If Optionee is an Italian resident and at any time during the fiscal year holds investments or financial assets outside of Italy (e.g., cash, Shares) which may generate income taxable in Italy (or if Optionee is the beneficial owner of such an investment or asset, even if Optionee does not directly hold the investment or asset under Italian money laundering provisions), Optionee is required to report such investments or assets on his or her annual tax return for such fiscal year (on UNICO Form, RW Schedule) or on a special form if Optionee is not required to file a tax return. Foreign Financial Assets Tax. The fair market value of any Shares held outside of Italy is subject to a foreign assets tax. Financial assets include Shares acquired under the Plan. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year. Optionee should consult with Optionee’s personal tax advisor about the foreign financial assets tax.

31. 11-8-2022 NETHERLANDS There are no country-specific provisions. NORWAY There are no country-specific provisions. PORTUGAL Terms and Conditions Consent to Receive Information in English. Optionee hereby expressly declares that Optionee has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement. Conhecimento da Lingua. Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo. Notifications Exchange Control Information. If Optionee receives Shares upon exercise of the Option, the acquisition of the Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on Optionee’s behalf. If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, Optionee is responsible for submitting the report to the Banco de Portugal. PUERTO RICO There are no country-specific provisions. SPAIN Terms and Conditions Labor Law Acknowledgment. The following provisions supplement Section 11 of the Agreement: By accepting the Option, Optionee agrees to participation in the Plan and acknowledges that Optionee has received a copy of the Plan. Optionee understands and agrees that, except as otherwise provided in the Agreement, Optionee will forfeit any Options in the event of Optionee’s Termination of Employment by reason of, but not limited to, resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal

32. 11-8-2022 adjudged or recognized to be without cause (i.e., subject to a “despido improcedente,” individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Service Recipient and under Article 10.3 of the Royal Decree 1382/1985. Optionee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Options under the Plan to individuals who are employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Affiliates on an ongoing basis except as set forth under the terms of the Plan and the Agreement. Consequently, Optionee understands that any Option is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, Optionee understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the Option and Shares is unknown and unpredictable and Optionee may forfeit the Option if Optionee’s Termination of Employment occurs prior to vesting. In addition, Optionee understand that this Option would not be made but for the assumptions and conditions referred to above; thus, Optionee understands, acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then this Option shall be null and void. Notifications Exchange Control Information. The acquisition, ownership and sale of Shares under the Plan must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Tourism and Commerce. Generally, the declaration must be made in January for Shares owned as of December 31 of the prior year and/or Shares acquired or disposed of during the prior year; however, if the value of Shares acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530 (or if Optionee holds 10% or more of the share capital of the Company), the declaration must be filed within one month of the acquisition or disposition, as applicable. In addition, Optionee may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year. Foreign Asset/Account Reporting Information. To the extent that Optionee holds rights or assets (i.e., cash or Shares held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of right or asset (e.g., Shares, cash, etc.) as of December 31 each year, Optionee is required to report information on such rights and assets on Optionee’s tax return for

33. 11-8-2022 such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. Optionee should consult with Optionee’s personal tax and legal advisors to ensure that Optionee is properly complying with Optionee’s reporting obligations. Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of this Option. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus. SWEDEN There are no country-specific provisions. SWITZERLAND Terms and Conditions Grant of the Option. The Option granted to a Swiss Optionee is a voluntary gratuity (Gratifikation) as determined at the Company’s sole discretion which the Optionee has no entitlement to and which does not constitute an entitlement of the Optionee for a grant of further Options in the future. Language Acknowledgement. Optionee confirms having read and understood the documents relating to the Plan, including the Option Agreement and all terms and conditions included therein, which were provided in the English language only. Optionee confirms having sufficient language capabilities to understand these terms and conditions in full. Du bestätigst, dass du den Plan sowie die dazugehörigen Dokumente, inklusive der Vereinbarung, mit all den darin enthaltenen Bedingungen und Voraussetzungen, welche in englischer Sprache verfasst sind, gelesen und verstanden hast. Du bestätigst dass Deine Sprachkenntnisse genügend sind, um die Bedingungen und Voraussetzungen zu verstehen. Notifications Securities Law Information. Neither the Agreement nor any other materials relating to this Option (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or (iii) has been filed with approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority FINMA. UNITED KINGDOM Terms and Conditions Tax Obligations. The following provision supplements Section 12 of the Agreement:

34. 11-8-2022 Without limitation to Section 12 of the Agreement, Optionee agrees that Optionee is liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Optionee also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Optionee’s behalf. Notwithstanding the foregoing, if Optionee is a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), Optionee acknowledges that Optionee may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by Optionee, as it may be considered a loan. In this case, the amount of any income tax not collected within 90 days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Item(s) occurs may constitute an additional benefit to Optionee on which additional income tax and National Insurance contributions (“NICs”) may be payable. Optionee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any employee NICs due on this additional benefit, which the Company or the Employer may recover from Optionee by any of the means referred to in the Plan or Section 12 of the Agreement. NIC Joint Election. As a condition of Optionee’s participation in the Plan and the vesting and settlement of the Options or receipt of any benefit in connection with the Options, Optionee agrees to accept any liability for secondary Class 1 NICs that may be payable by the Company or the Employer (or any successor to the Company or the Employer) in connection with the Options and any event giving rise to Tax-Related Items (the “Employer’s Liability”). Without prejudice to the foregoing, Optionee agrees to enter into the following joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or elections. Optionee further agrees to enter into such other Joint Elections as may be required between Optionee and any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of the Joint Election. Optionee further agrees that the Company and/or the Employer may collect the Employer’s Liability from Optionee by any of the means set forth in Section 12 of the Agreement. If Optionee does not enter into the Joint Election prior to the vesting of the Options or any other event giving rise to Tax-Related Items, Optionee will not be entitled to vest in the Options and receive Shares (or receive any other benefit in connection with the Options) unless and until Optionee enters into the Joint Election, and no Shares or other benefit will be issued to Optionee under the Plan, without any liability to the Company, the Employer or any other service recipient.

35. 11-8-2022 Note to UK Optionees in the Seagen Inc. Amended and Restated 2007 Equity Incentive Plan Important Note on the Election to Transfer Employer NICs If you are liable for National Insurance contributions (“NICs”) in the UK in connection with your participation in the Seagen Inc. Amended and Restated 2007 Equity Incentive Plan (the "Plan") and as a condition of your participation in the Plan, you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your participation in the Plan. By entering into the Election: • you agree that any employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you; • you authorise your Employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your awards. By signing this Election, you are agreeing to be bound by the terms of the Election. Please read the Election carefully. Please print and keep a copy of the Election for your records.

36. 11-8-2022 SEAGEN INC. AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN Election To Transfer the Employer’s National Insurance Liability to the Employee This Election is between: A. The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive stock options, restricted stock units and performance-based restricted stock units (“Awards”) pursuant to the Seagen Inc. Amended and Restated 2007 Equity Incentive Plan (the “Plan”), and B. Seagen Inc., 21717 30th Dr SE, Bothell, Washington 98021 USA (the “Company”), which may grant Awards under the Plan and is entering into this Election on behalf of the Employer. 1. Introduction 1.1 This Election relates to all Awards granted to the Employee under the Plan on or after 1 January 2020 up to the termination date of the Plan. 1.2 In this Election the following words and phrases have the following meanings: (a) “Chargeable Event” means any event giving rise to Relevant Employment Income. (b) “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003. (c) “Relevant Employment Income” from Awards on which Employer’s National Insurance Contributions become due is defined as: (i) an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events); (ii) an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or (iii)any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation: (A) the acquisition of securities pursuant to Awards (within the meaning of section 477(3)(a) of ITEPA);

37. 11-8-2022 (B) the assignment or release of the Awards in return for consideration (within the meaning of section 477(3)(b) of ITEPA); and (C) the receipt of a benefit in connection with the Awards other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA). (d) “SSCBA” means the Social Security Contributions and Benefits Act 1992. 1.3 This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA. 1.4 This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992. 1.5 This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value). 2. The Election The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA. 3. Payment of the Employer’s Liability 3.1 The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Chargeable Event: (i) by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or (ii) directly from the Employee by payment in cash or cleared funds; and/or (iii) by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards; and/or (iv) by any other means specified in the applicable award agreement.

38. 11-8-2022 3.2 The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the Awards until full payment of the Employer’s Liability is received. 3.3 The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs, if payments are made electronically). 4. Duration of Election 4.1 The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due. 4.2 Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Awards in circumstances where section 483 of ITEPA applies. 4.3 This Election will continue in effect until the earliest of the following: (i) the Employee and the Company agree in writing that it should cease to have effect; (ii) on the date the Company serves written notice on the Employee terminating its effect; (iii) on the date HM Revenue & Customs withdraws approval of this Election; or (iv) after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms. Acceptance by the Employee The Employee acknowledges that, by clicking on the “ACCEPT” box in the E*TRADE online acceptance screen, or by signing the Election, the Employee agrees to be bound by the terms of this Election. Signature of Participant Printed Name Date

39. 11-8-2022 Options subject to this Election Option Date Option No. Acceptance by the Company The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election. Signature for and on behalf of the Company Position _______

40. 11-8-2022 SCHEDULE OF EMPLOYER COMPANIES The following are employer companies to which this Election may apply: For each company, provide the following details: Name of Company: Seattle Genetics UK Limited Registered Office: 11-12 St. James's Square London SW1Y 4LB Company Registration Number: 06321958 Corporation Tax District: Corporation Tax Reference: 623 73208 17853 A PAYE Reference: 120/EE19799